Exhibit 10.20
PROMISSORY NOTE
THIS PROMISSORY NOTE (“Note”), effective on July 1, 2019 (“Effective Date”), is by and between Silvaco, Inc., with offices located at 2811 Mission College Blvd, 6th Floor, Santa Clara, CA 95054 (“Borrower”), and Kipee, with offices located at 2811 Mission College Blvd, 6th Floor 6, Santa Clara, CA 95054 (“Lender”).
WHEREAS, subject to the terms and conditions of this Note, Lender is willing to provide Borrower with the Loan Amount, and Borrower wishes to accept such Loan Amount from Lender.
NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the parties hereby agree as follows:
1.    Loan Amount; Interest. Effective on the Effective Date, the principal sum of Five Hundred Thousand Dollars US Dollars (US$500,000) (“Loan Amount”), with interest accruing on the unpaid balance at a rate of three percent (4%) per annum, will be provided to Borrower by Lender under this Note.
2.    Payments. The total outstanding balance of the Note, including all accrued interest and late fees, is due in full on July 1, 2029(“Due Date”).
2.1    Installments. The first installment payment shall be due on the 1st day of August, 2019. Thereafter, on the first day of each month for the remaining term of the note, the borrower shall pay Lender the monthly principal and interest amount of Five Thousand Sixty Two Dollars and Twenty Six Cents ($5,062.26). Any remaining outstanding balance shall be due on the Due Date.
3.    Security. The parties agree that no security is provided for the Note under this Agreement.
4.    Interest Due on Default. In the event Borrower fails to pay the Note in full on the Due Date, the unpaid principal shall accrue interest at the maximum rate then-allowed by law, until Borrower is no longer in default.
5.    Allocation of Payments. Payments shall be credited as follows: (i) any late fees due, (ii) interest, and (iii) principal.
6.    Pre-payment. Borrower may pre-pay this Note without penalty.
7.    Acceleration. If Borrower is in default under this Note or materially breaches any provision of this Note, and such breach is not cured within the time required by law after written notice of such breach, Lender may, at Seller’s discretion, require all outstanding sums owed on this Note to be immediately due and payable.
8.    Attorneys’ Fees and Costs. Borrower shall pay all costs incurred by Lender in collecting any amounts due under this Note resulting from a default, including reasonable attorneys’ fees. If either party initiates legal proceedings to enforce this Note or to obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be entitled to recover from the non-prevailing party, its reasonable attorneys’ fees and costs (collectively, “Expenses”) incurred in such

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proceeding (including Expenses incurred in any bankruptcy proceeding or appeal).
9.    Waiver of Presentments. Borrower waives presentment for payment, notice of dishonor, protest and notice of protest.
10.    Non-Waiver. No failure or delay by Lender in exercising Lender’s rights under this Note shall be considered a waiver of such rights.
11.    Severability. If any provision herein is determined by a court of competent jurisdiction to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.
12.    Integration. There are no verbal or other agreements which modify or affect the terms of this Note. This Note may not be modified or amended except by a written agreement signed by Borrower and Lender.
13.    Conflicting Terms. The terms of this Note shall control over any conflicting terms in any agreement or document agreed to in writing by the parties after the Effective Date.
14.    Notice. Any notices required or permitted to be given hereunder shall be given in writing and shall be effective upon (i) delivery, if in person, (ii) upon receipt, if by email, (iii) five (5) business days, if by certified mail, postage prepaid, return receipt requested, or (iv) two (2) business days, if by commercial overnight courier, next day delivery guarantee. Such notices shall be made to the parties at the addresses specified herein.
15.    Co-Signer. The parties agree there is no co-signer for this Note.
16.    Principal. Borrower hereby executes this Note as a principal and not as a surety.
17.    Governing Law. This Note shall be governed by the laws of the State of California, without reference to provisions on conflicts of law.
IN WITNESS WHEREOF, the parties hereto have executed this Note on the date(s) below.

Lender’s Signature	/s/ Katherine Pesci

Print Name	Katherine Pesci

Date:	7/1/2019

Borrower’s Signature	/s/ Matt Greene for Silvaco, Inc.

Print Name	Matt Greene

Date:	7/1/2019

Borrower’s Signature	/s/ Allen Barnett

Print Name	Allen Barnett

Date	7/1/2019
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